                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                          _________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                Date of Report:

                               October 31, 1998



                            VASTAR RESOURCES, INC.
              (Exact Name of Registrant as Specified in Charter)


     Delaware                    1-13108               95-4446177
(State or Other               (Commission            (IRS Employer
 Jurisdiction of               File Number)            Identification No.)
 Incorporation)

                  15375 Memorial Drive, Houston, Texas 77079
              (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code:   (281) 584-6155

Item 2.   Acquisition or Disposition of Assets.

On October 31, 1998, Vastar Resources, Inc. ("Vastar" or the "Company") purchased from Atlantic Richfield Company ("ARCO") 100 percent of the capital stock of Vastar Offshore, Inc. ("VOI"), formerly known as Western Midway Company and a wholly owned subsidiary of ARCO, for $470 million in cash and debt. The $470 million purchase price has been reduced by approximately $35 million as a result of post-closing adjustment items to date. These items include the operating cash flows attributable to VOI's properties from the July 1, 1998 effective date to the October 31, 1998 closing date. VOI's existing indebtedness of $300 million will remain outstanding. The $300 million indebtedness is due March 9, 2003, and is owed to ARCO. The remaining net purchase price of approximately $135 million was financed through the issuance of the Company's commercial paper. The transaction was consummated pursuant to a Stock Purchase Agreement, dated August 4, 1998, between Vastar and ARCO, as amended on August 12, 1998 and October 30, 1998.

The assets of VOI include 23 producing fields comprised of 45 lease blocks and 93 platforms with 295 active wells, as well as interests in more than 40 undeveloped lease blocks, all in the central and western Gulf of Mexico. VOI also holds interests in pipelines, gathering lines and a shore base in Cameron, Louisiana. As of the July 1, 1998, effective date of the acquisition, VOI's total proven reserves were estimated at 360 billion cubic feet equivalent
(Bcfe).

The transaction was part of a three-company transaction involving Vastar, ARCO and Mobil Exploration & Producing U.S. Inc., as agent for Mobil Oil Exploration & Producing Southeast Inc. and Mobil Producing Texas & New Mexico Inc. ("Mobil"). Pursuant to this transaction, VOI, then a wholly owned subsidiary of ARCO, first exchanged certain California properties held by VOI for the assets described above which were held by Mobil. Then ARCO sold all of the capital stock of VOI to Vastar. ARCO owns 80,000,001 shares, or approximately 82.2 percent, of Vastar's outstanding Common Stock. Terry G. Dallas, Marie L. Knowles, William E. Wade, Jr. and Michael E. Wiley, who are Directors of the Company, are executive officers of ARCO.

The properties acquired were used by Mobil in their oil and gas exploration and production business, and the Company intends to continue to use the properties in its oil and gas exploration and production business.

The purchase price was determined through negotiation between Vastar and ARCO. The transaction was approved by a Special Committee of Vastar's Board of Directors. No member of the Special Committee is an officer or employee of the Company or a director, officer or employee of ARCO (or their respective subsidiaries and affiliates).

SAFE HARBOR CAUTIONARY STATEMENT.

Vastar desires to take advantage of the "safe harbor" provisions contained in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is including this statement herein in order to do so. The discussion above and elsewhere in this Form 8-K contain forward looking statements. Readers are cautioned that these statements are based upon certain risks, assumptions and uncertainties and that actual results could vary materially. Specifically, readers are cautioned that the reserve data disclosed herein represent estimates only. There are numerous uncertainties inherent in estimating quantities of gas and oil reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. Reservoir engineering is a subjective process of estimating underground accumulations of gas and oil that cannot be measured in an exact way. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of that estimate, and any such revision may be material. Accordingly, reserve estimates are generally different from the quantities of gas and oil that are ultimately recovered. Readers are also advised to review other risks, assumptions and uncertainties affecting the Company business contained in the material on pages 9-11 the Company Annual Report on Form 10-K for the year ended December 31, 1997, which are incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Combined Financial Statements and Exhibits.

                                     INDEX

                                                                            Page
Report of Independent Auditors..............................................  4
Statement of Combined Revenues and Direct Operating Expenses................  5
Notes to Statement of Combined Revenues and Direct Operating Expenses.......  6
Pro Forma Combined Financial Statements.....................................  9
Notes to Pro Forma Combined Financial Statements............................ 13
Exhibit Listing............................................................. 15

                        Report of Independent Auditors

The Board of Directors
Vastar Resources, Inc.

We have audited the accompanying statement of combined revenues and direct operating expenses for certain oil and gas assets acquired from certain subsidiaries of Mobil Oil Corporation (collectively, Mobil) by Vastar Resources, Inc. (the Company) through Western Midway Company (Western) for the year ended December 31, 1997. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the accompanying statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accompanying statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenues and expenses of certain oil and gas assets acquired from Mobil.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses for certain oil and gas assets acquired from Mobil by the Company through Western for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                      /s/ Ernst & Young LLP


Fort Worth, Texas
October 9, 1998

                          Certain Oil and Gas Assets
          Acquired from Certain Subsidiaries of Mobil Oil Corporation

                        Statement of Combined Revenues
                         and Direct Operating Expenses

                                                YEAR            SIX MONTHS
                                               ENDED              ENDED
                                            DECEMBER 31,         JUNE 30,
                                                1997               1998
(Millions of dollars)                     -----------------------------------
                                                                (Unaudited)
Revenues:
  Natural gas                                   $ 157.6             $  79.3
  Crude oil and natural gas liquids               112.8                41.6
  Pipeline transportation                           4.5                 1.8
                                          -----------------------------------
                                                  274.9               122.7

Direct operating expenses:
  Lease operating expenses                         57.2                23.7
  Transportation expenses                            .6                  .6
                                          -----------------------------------
                                                   57.8                24.3
                                          -----------------------------------
Revenues in excess of direct
 operating expenses                             $ 217.1             $  98.4
                                          ===================================

See accompanying notes.

                          Certain Oil and Gas Assets
          Acquired from Certain Subsidiaries of Mobil Oil Corporation

                    Notes to Statement of Combined Revenues
                         and Direct Operating Expenses

  Year ended December 31, 1997 and six months ended June 30, 1998 (Unaudited)

1. BASIS OF PRESENTATION

Pursuant to the terms of an Exchange Agreement dated August 4, 1998 and effective as of July 1, 1998, Vastar Offshore, Inc. ("VOI"), formerly known as Western Midway Company, a wholly-owned subsidiary of Atlantic Richfield Company ("ARCO"), completed an exchange for certain oil and gas assets ("Vastar Assets") with certain subsidiaries of Mobil Oil Corporation (collectively, "Mobil"). Subsequently, pursuant to the terms of a Stock Purchase Agreement dated August 4, 1998, as amended on August 12, 1998 and October 30, 1998 between ARCO and Vastar Resources, Inc. (the "Company" or "Vastar"), an affiliate of ARCO, Vastar purchased all of the issued and outstanding stock of VOI from ARCO.

The assets Vastar acquired through VOI include (i) working and overriding royalty interests in producing and undeveloped oil and gas properties and (ii) certain common carrier pipelines.

The combined revenues and direct operating expenses presented herein relate only to the interests in the certain oil and gas assets the Company acquired from Mobil through VOI and do not represent all the costs of oil and gas operations of Mobil. Direct operating expenses include the actual costs of maintaining the assets and their production, but do not include: charges for depletion, depreciation, amortization and abandonment; federal and state income taxes; interest; or general and administrative expenses. The combined revenues and direct operating expenses for the periods presented may not be indicative of the results of future operations of the assets acquired.

Mobil accounts for gas revenues on the sales method. Generally, Mobil sells its oil and gas production to other affiliates of Mobil. Crude oil prices are based on Mobil's posted field prices for crude oil purchases in the area. Gas prices are based on Inside FERC published prices.

2. SUPPLEMENTAL INFORMATION (UNAUDITED)

OIL AND GAS ASSETS

During the year ended December 31, 1997 and the six months ended June 30, 1998, Mobil incurred development costs of $101.0 million and $23.7 million, respectively in connection with the oil and gas assets acquired by the Company through VOI. No exploration costs or incremental general and administrative costs were incurred.

                          Certain Oil and Gas Assets
          Acquired from Certain Subsidiaries of Mobil Oil Corporation

                   Notes to Statement of Combined Revenues
                   and Direct Operating Expenses (continued)

2.  SUPPLEMENTAL INFORMATION (UNAUDITED) (CONTINUED)

RESERVE QUANTITY INFORMATION

The following table presents Vastar's estimate of the proved oil and gas reserves of the Vastar Assets as of June 30, 1998. This information has been derived from an estimate of future net oil and gas reserves prepared by the Company's petroleum engineers.

Estimated quantities of proved net reserves include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the effective date of the acquisition, under existing regulatory practices and with conventional equipment and operating methods. Proved developed reserves represent only those reserves expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

                    ESTIMATED QUANTITIES OF PROVED RESERVES

                                                     JUNE 30, 1998
                                                -----------------------
                                                               NATURAL
                                                  LIQUIDS        GAS
                                                  MMBbl          Bcf
                                                -----------------------
Proved reserves                                  24.5            216
                                                =======================
Proved developed reserves                        15.9            145
                                                =======================

The following is a summary of a standardized measure of discounted estimated future net cash flows related to the proved oil and gas reserves of the Vastar Assets. For these calculations, estimated future cash flows from estimated future production or proved reserves were computed using oil and gas prices as of June 30, 1998. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic life of the properties, and costs were not escalated for the future. The Vastar Assets were included in the consolidated tax return of Mobil and did not represent a separate tax paying entity. Accordingly, the standardized measure of discounted future net cash flows from

                          Certain Oil and Gas Assets
         Acquired from Certain Subsidiaries of Mobil Oil Corporation

                    Notes to Statement of Combined Revenues
                   and Direct Operating Expenses (continued)

2. SUPPLEMENTAL INFORMATION (UNAUDITED) (CONTINUED)


proved reserves is presented before deduction of federal income taxes. The information presented below should not be viewed as an estimate of the fair value of the Vastar Assets, nor should it be considered indicative of any future trends.

           STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

(Millions of dollars)                                 JUNE 30, 1998
                                                      -------------
Future cash inflows                                      $  868.3
Future production and development costs                     526.6
Discounts of future net cash flows at 10% per annum          38.7
                                                         --------
Standardized measure of discounted future net
  cash flows                                             $  303.0
                                                         ========

The weighted average prices of oil and gas at June 30, 1998 used in the calculation of the standardized measure were $12.70 per barrel and $2.56 per Mcf, respectively.

                            VASTAR RESOURCES, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)



SEC REQUIREMENTS.

     The Pro Forma Combined Financial Statements were prepared in accordance with the requirements of Item 11 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). These required statements are presented for informational purposes only and are not necessarily indicative of the results of future operations or the results of historical operations had the acquisition occurred as of the assumed dates.

EXPLANATORY NOTES.

     On October 31, 1998, Vastar Resources, Inc. ("Vastar" or the "Company") purchased from Atlantic Richfield Company ("ARCO") 100 percent of the capital stock of Vastar Offshore, Inc. ("VOI"), formerly known as Western Midway Company and a wholly owned subsidiary of ARCO, for $470 million in cash and debt. The $470 million purchase price has been reduced by approximately $35 million as a result of post-closing adjustment items to date. These items include the operating cash flows attributable to VOI's properties from the July 1, 1998 effective date to the October 31, 1998 closing date. VOI's existing indebtedness of $300 million will remain outstanding. The $300 million indebtedness is due March 9, 2003, and is owed to ARCO. The remaining net purchase price of approximately $135 million was financed through the issuance of the Company's commercial paper. The transaction was consummated pursuant to a Stock Purchase Agreement, dated August 4, 1998, between Vastar and ARCO, as amended on August 12, 1998 and October 30, 1998.

     The assets of VOI include 23 producing fields comprised of 45 lease blocks and 93 platforms with 295 active wells, as well as interests in more than 40 undeveloped lease blocks, all in the central and western Gulf of Mexico. VOI also holds interests in pipelines, gathering lines and a shore base in Cameron, Louisiana.

     The transaction was part of a three-company transaction involving Vastar, ARCO and Mobil Exploration & Producing U.S. Inc., as agent for Mobil Oil Exploration & Producing Southeast Inc. and Mobil Producing Texas & New Mexico Inc. ("Mobil"). Pursuant to this transaction, VOI, then a wholly owned subsidiary of ARCO, first exchanged certain California properties held by VOI for the assets described above which were held by Mobil. Then ARCO sold all of the capital stock of VOI to Vastar.

     The Pro Forma Combined Statements of Income were prepared assuming that the acquisition of VOI occurred January 1, 1997. The Pro Forma Combined Balance Sheet was prepared assuming the transaction was consummated on June 30, 1998. Pursuant to the SEC's regulations, permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and, for income statement accounts, are expected to have a continuing impact. The unaudited pro forma combined financial statements are based on the assumptions set forth in the notes to those statements.

                                     VASTAR RESOURCES, INC.

                            PRO FORMA COMBINED STATEMENT OF INCOME
                                         (Unaudited)
                             For the Year Ended December 31, 1997


                                                                  VOI
(Millions of dollars, except for               Historical     Acquisition     Adjustments   Pro Forma
per share amounts)                             ----------     -----------     -----------   ---------
REVENUES
Net sales and other operating
 revenues.............................         $  986.4       $ 270.4 (A)     $             $ 1,256.8
Earnings from equity affiliate........              4.7                                           4.7
Other revenues........................             22.6           4.5 (A)                        27.1
                                                -------       -------                       ---------
   Net revenues..................               1,013.7         274.9                         1,288.6
                                               --------       -------                       ---------
EXPENSES
Operating expenses....................            153.9          57.8 (A)          2.0 (B)      213.7
Exploration expenses..................            175.5                                         175.5
Selling, general and administrative
 expenses.............................             63.3                            1.0 (B)       64.3
Taxes other than income taxes.........             50.0                                          50.0
Depreciation, depletion and
 amortization.........................            288.6                          142.0 (C)      430.6
Interest..............................             47.8                           23.5 (D)       71.3
                                               --------       -------         --------      ---------
  Total expenses                                  779.1          57.8            168.5        1,005.4
                                               --------       -------         --------      ---------
Income before income taxes............            234.6         217.1           (168.5)         283.2
Income tax (benefit) provision........            ( 5.9)                          17.7 (E)       11.8
                                               --------       -------         --------      ---------
  Net income..........................         $  240.5       $ 217.1         $ (186.2)     $   271.4
                                               ========       =======         ========      =========

Basic earnings per share..............           $ 2.47                                        $ 2.79
                                                 ======                                        ======
Diluted earnings per share............           $ 2.46                                        $ 2.78
                                                 ======                                        ======
(in thousands)

Average shares of stock outstanding...           97,276                                        97,276
Average shares of stock outstanding
  plus effect of dilutive securities..           97,594                                        97,594


                The accompanying notes are an integral part of these pro forma combined financial statements.

                                  VASTAR RESOURCES, INC.

                          PRO FORMA COMBINED STATEMENT OF INCOME
                                        (Unaudited)
                          For the Six Months Ended June 30, 1998

                                                          VOI
(Millions of dollars, except               Historical  Acquisition   Adjustments  Pro Forma
per share amounts)                         ----------  -----------   -----------  ---------
REVENUES
Net sales and other operating
 revenues.............................      $ 436.6    $ 120.9 (A)    $             $ 557.5
Earnings from equity affiliate........         10.6                                    10.6
Other revenues........................         24.9        1.8 (A)                     26.7
                                            -------    -------                      -------
    Net revenues......................        472.1      122.7                        594.8
                                            -------    -------                      -------
EXPENSES
Operating expenses....................         73.6       24.3 (A)       1.0 (B)       98.9
Exploration expenses..................        132.4                                   132.4
Selling, general and administrative
 expenses.............................         26.2                      0.5 (B)       26.7
Taxes other than income taxes.........         26.1                                    26.1
Depreciation, depletion and
 amortization.........................        143.3                     77.9 (C)      221.2
Interest..............................         26.3                     11.8 (D)       38.1
                                            -------    -------        ------         ------
   Total expenses.....................        427.9       24.3          91.2          543.4
                                            -------    -------        ------         ------
Income before income taxes............         44.2       98.4         (91.2)          51.4
Income tax (benefit) provision........        (36.6)                     2.6 (E)      (34.0)
                                            -------    -------        ------        -------
  Net income..........................      $  80.8    $  98.4        $(93.8)       $  85.4
                                            =======    =======        ======        =======

Basic earnings per share..............       $ 0.83                                  $ 0.88
                                             ======                                  ======
Diluted earnings per share............       $ 0.83                                  $ 0.87
                                             ======                                  ======

(in thousands)

Average shares of stock outstanding...       97,324                                  97,324
Average shares of stock outstanding
  plus effect of dilutive securities..       97,970                                  97,970


                 The accompanying notes are an integral part of these pro forma combined financial statements.

                                    VASTAR RESOURCES, INC.
                               PRO FORMA COMBINED BALANCE SHEET
                                         (Unaudited)


                                                   June 30,      Adjust-     Pro forma
                                                     1998         ments
                                               ---------------   --------    ----------
(Millions of dollars)
ASSETS
Current assets:
 Cash and cash equivalents......................   $    4.6                     $    4.6
 Accounts receivable
   Trade........................................       88.2                         88.2
   Related parties..............................      103.9                        103.9
 Inventories....................................       10.5                         10.5
 Prepaid expenses and other assets..............       31.0                         31.0
                                                   --------                     --------
   Total current assets.........................      238.2                        238.2
Oil and gas properties and equipment, net.......    1,730.2      $435.0 (F)      2,165.2
Other long-term assets..........................       54.8                         54.8
                                                   --------      ------         --------
    Total assets................................   $2,023.2      $435.0         $2,458.2
                                                   ========      ======         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable:
   Trade........................................   $  217.3                     $  217.3
   Related parties..............................       10.5                         10.5
 Accrued liabilities............................       57.8                         57.8
                                                   --------                     --------
Total current liabilities.......................      285.6                        285.6

Long-term debt..................................      770.9       435.0 (F)      1,205.9
Deferred liabilities and credits................      212.5                        212.5
Deferred income taxes...........................      181.3                        181.3

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value;  authorized,
110,000,000  shares;  issued and outstanding,
97,356,127 shares as of June 30, 1998...........        1.0                          1.0
Capital in excess of par value of stock.........      456.1                        456.1
Accumulated earnings............................      115.8                        115.8
                                                   --------                     --------
  Total stockholders' equity....................      572.9                        572.9
                                                   --------      ------         --------
  Total liabilities and
    stockholders' equity...............            $2,023.2      $435.0         $2,458.2
                                                   ========      ======         ========

                The accompanying notes are an integral part of these pro forma combined financial statements.

                            VASTAR RESOURCES, INC.
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


1.   BASIS FOR PRESENTATION OF PRO FORMA COMBINED FINANCIAL STATEMENTS.

     The Pro Forma Combined Financial Statements were prepared in accordance with the requirements of Item 11 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). Such unaudited pro forma combined financial statements were prepared based on estimates and assumptions deemed appropriate by the Company. These required statements are presented for informational purposes only and are not indicative of the results of future operations or the results of historical operations had the acquisition occurred as of the assumed dates.

     The Pro Forma Combined Financial Statements should be read in conjunction with Vastar's historical consolidated financial statements for the year ended December 31, 1997, and the notes thereto contained in the Company's Form 10-K for the year ended December 31, 1997, and Form 10-Q for the quarters ended March 31 and June 30, 1998.

2.   ADJUSTMENTS.

     The pro forma adjustments included in the pro forma financial statements are described as follows by the alphabetical notation:

(A) Reflects the recognition of revenues and direct operating expenses attributable to the acquired properties. These costs are derived from the historical statements of combined revenues and direct operating expenses for certain oil and gas properties of Mobil contained elsewhere in this document.

(B) Reflects additional estimated operating and selling, general and administrative expenses attributable to the acquired properties.

(C) Reflects additional estimated depreciation, depletion and amortization attributable to the acquired properties. The additional depreciation, depletion and amortization was calculated on the unit-of-production method based on pro forma capitalized costs and dismantlement and abandonments cost estimates and estimates of total proved reserves. The depletion rate is $1.47 per Mcfe and is inclusive of a $0.22 per Mcfe rate for estimated future costs to plug and abandon wells and dismantle platforms.

(D) Reflects increased interest expense as a result of additional debt necessary to fund the acquisition. See Adjustment F for a description of the debt. The weighted average interest rate used was approximately 5.4 percent.

(E) Reflects an adjustment in income tax expense relating to the change in pre-tax income resulting from the above adjustments. The adjustment is based on the Company's average combined federal and state effective tax rate of 36.4 percent.

                            VASTAR RESOURCES, INC.
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (continued)


(F) Reflects a $435 million increase in property, plant and equipment and debt. The debt was necessary to fund the acquisition, resulting from a $300 million note payable by VOI to ARCO and the borrowing by the Company of $170 million through the issuance of the Company's commercial paper less approximately $35 million in subsequent purchase price adjustments.

3. PREFERENTIAL PURCHASE RIGHTS.

        Certain properties included in the VOI acquisition may be subject to preferential purchase rights. If any of those preferential purchase rights are validly exercised, the pro forma amounts relating to VOI assets, revenues and expenses, and related adjustments would be decreased. However, the Company believes that the potential impact of any preferential right exercises will not have a material adverse effect on the Company's financial position or results of operations.

  The following documents are included as Exhibits:

Exhibit
No.       Description
_______   ____________

10.1 Stock Purchase Agreement, dated as of August 4, 1998, by and between Atlantic Richfield Company and Vastar Resources, Inc.
10.2 Amendment No. 1 to Stock Purchase Agreement, dated as of August 12, 1998, by and between Atlantic Richfield Company and Vastar Resources, Inc.
10.3 Amendment No. 2 to Stock Purchase Agreement, dated as of October 30, 1998, by and between Atlantic Richfield Company and Vastar Resources, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, Vastar Resources, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         VASTAR RESOURCES, INC.
                                         (Registrant)



Dated:    November 9, 1998

                                          /s/  Joseph P. McCoy
                                          ----------------------------
                                          Joseph P. McCoy
                                          Vice President and Controller
                                          (Duly Authorized Officer and
                                          Principal Accounting Officer)